Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

SHARPLINK GAMING, INC.

The undersigned, being of full age, for the purpose of forming a corporation under and pursuant to the Delaware General Corporation Law, as amended (the “DGCL”), hereby adopts the following Certificate of Incorporation:

Article 1
NAME

The name of the corporation is SharpLink Gaming, Inc. (the “Company”).

Article 2
REGISTERED OFFICE AND AGENT

The registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article 3
PURPOSE

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article 4
CAPITAL STOCK

4.1              The aggregate number of shares the Company has authority to issue is 105,000,000 shares, par value of $0.0001 per share, consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

4.2              The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL.

4.3              No holder of shares of the Company of any class now or hereafter authorized will be entitled to cumulative voting.

4.4              The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Company representing a majority of the votes represented by all outstanding shares of stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Article 5
MEETINGS AND BOOKS

5.1              Meetings of the stockholders may be held within or outside the State of Delaware, as the Bylaws may provide.

5.2              The books of the Company may be kept within or (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Company.

Article 6
INCORPORATOR

The name and mailing address of the incorporator are as follows:

Pamela Uran

Fredrikson & Byron, P.A.

200 South 6th Street, Suite 4000

Minneapolis, MN 55402

Article 7
DIRECTORS

7.1              Unless and except to the extent that the Bylaws of the Company so require, the election of directors of the Company need not be by written ballot.

7.2              To the fullest extent permitted by law, any past or present director of the Company will not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article 7 will apply to or have any effect on the liability or alleged liability of any past or present director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article 8
BYLAWS

In furtherance of, and not in limitation of, the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided, that any Bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Company.

Article 9
EXCLUSIVE FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

[Signature page follows]

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has hereunto set her hand on January 26, 2022.

/s/ Pamela Uran

Pamela Uran, Incorporator